UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2014, Flotek Industries, Inc. (the “Company”) and each of ECF Value Fund, L.P., ECF Value Fund II, L.P. and ECF Value Fund International Master L.P. (the “Holders”) entered into an Amendment (the “Warrant Amendment”) to the Amended and Restated Warrants to Purchase Common Stock of the Company dated August 11, 2009 held by the Holders (as amended to date, the “Warrants”). Pursuant to the Warrant Amendment, the terms of the Warrants were amended to temporarily remove the 9.99% beneficial ownership limitation on exercises of the Warrants by the Holders between February 5, 2014 and February 7, 2014. All other terms of the Warrants will remain in full force and effect.

The description of the Warrant Amendment in this Item 1.01 is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this form 8-K, which is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry Into Employment Agreement with Joshua Snively

On February 5, 2014, the Company and Joshua Snively entered into an Employment Agreement (the “Employment Agreement”), effective as of February 5, 2014, pursuant to which Mr. Snively will serve as Executive Vice President, Research and Development, of the Company and President of Florida Chemical Company, Inc., a wholly-owned subsidiary of the Company.

The Employment Agreement (i) provides for a term of employment until the earlier of (1) December 31, 2015, (2) Mr. Snively’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Snively’s death or disability, and (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Snively’s employment by the Company without Cause or by Mr. Snively with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Snively will be entitled to receive severance compensation in an amount equal to 75% of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Employment Agreement, Mr. Snively will earn an annual base salary of $377,500 and a one-time bonus of $319,875 payable upon execution of the Employment Agreement. Additionally, Mr. Snively received 22,379 shares of restricted stock of the Company pursuant to the Restricted Stock Agreement dated as of February 5, 2013 (the “Restricted Stock Agreement”). In addition to the foregoing, Mr. Snively will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan and reimbursement for certain expenses. The descriptions of the Employment Agreement and Restricted Stock Agreement are qualified in their entirety by reference to the copies thereof filed as Exhibits 10.2 and 10.3 to this Form 8-K, which are incorporated by reference.

Extraordinary Bonus for Successful Acquisition and Integration of Florida Chemical

On February 5, 2014, the Compensation Committee approved cash bonuses to the following individuals in the following amounts based on the successful acquisition of Florida Chemical Company, Inc. by the Company in 2013:

NAME	AMOUNT OF CASH BONUS
John W. Chisholm	$550,000
Steve Reeves	$210,000
Kevin Fisher	$210,000
H. Richard Walton	$195,000

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Amended and Restated Warrant to Purchase Common Stock dated as of February 5, 2014.

10.2	Employment Agreement dated effective February 5, 2014.

10.3	Restricted Stock Agreement dated effective February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: February 11, 2014	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Amended and Restated Warrant to Purchase Common Stock dated as of February 5, 2014.

10.2	Employment Agreement dated effective February 5, 2014.

10.3	Restricted Stock Agreement dated effective February 5, 2014.